                                                                  EXHIBIT 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1, as amended, of our reports dated (i) February 27, 1998, relating to the financial statements of Consolidation Capital Corporation; and (ii) February 19, 1998, relating to the combined financial statements of Service Management USA, Inc. and its affiliates, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Minneapolis, Minnesota
May 13, 1998

                                                                  EXHIBIT 23.01
                                                                    (CONTINUED)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 17, 1998 relating to the financial statements of SKC Electric, Inc. and Affiliate and Lovecor, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Pice Waterhouse LLP

Price Waterhouse LLP
Kansas City, Missouri
May 11, 1998